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                     THE ALLIANCE FUND, INC.

                     ARTICLES OF RESTATEMENT


         THE ALLIANCE FUND, INC., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         I. The Corporation desires to restate its Charter as currently in effect.

         II.  The Charter as restated is as follows:

         I, the undersigned, Francisco A. Garcia, whose address is 125 Broad Street, New York, New York 10004, being at least 18 years of age, do hereby act as an incorporator under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and, with the intention of forming a corporation, DO HEREBY CERTIFY AS FOLLOWS:

         FIRST: The name of this corporation, which is hereinafter referred to as the "Corporation", is The Alliance
Fund, Inc.

         SECOND: The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         THIRD: The nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation are as follows:

         A. To engage in the business of holding, investing, reinvesting, or otherwise placing the funds of the Corporation in securities (as defined herein); to acquire through purchase, exchange, subscription, or otherwise, to own, hold, possess for investment, resale, or otherwise and to dispose of through sale, exchange, or otherwise securities and to exercise all rights, powers, and privileges with reference to such business or incident to the ownership, use and enjoyment of such funds or of securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title, interest, powers or privileges under or with reference to any securities owned or held, including the payment of any assessments, subscriptions and other sums of money the Corporation may deem expedient for the protection of its interest as owner or holder of such securities, and to invest or utilize the proceeds, interest, dividends, or other returns therefrom in such manner as is consistent with the purposes, business, or objects of the Corporation; provided, however, that the Corporation shall not:

         1. Purchase or otherwise acquire any securities from or through or sell or otherwise dispose of any securities to or through an interested person (as defined herein), directly or indirectly. This restriction shall not apply to shares of the Corporation, to purchases or sales on a securities exchange in connection with which only the regular exchange commissions and charges are imposed, or to any acquisition of any securities to which the Corporation may become entitled as described below; or

              This Paragraph 1 shall not apply to securities to which the Corporation may become entitled, because of securities then owned or held, pursuant to a distribution to stockholders, an offering to stockholders, whether or not in satisfaction of preemptive rights, a merger, consolidation, reorganization, recapitalization, readjustment, reclassification of securities, sale or lease of all or substantially all of the property and assets or similar proceedings.

         2. Lend any of its funds or other assets other than loans of portfolio securities on a fully collateralized basis or in connection with loans to banks against such obligations as repurchase agreements. The purchase by the Corporation of notes, bonds and other evidences of indebtedness shall not be construed as a loan.

         3.   Sell any securities short.

         4.   Purchase any securities on margin.

         5. Borrow money or mortgage or pledge any of its assets except in connection with the writing of covered call options.

         6. Underwrite or participate in any underwriting of securities.

         7. Purchase any securities if such purchase would cause the Corporation to have more than 5% of its gross assets taken at market invested in stock or securities or both, of any one corporation, other than securities issued, created or fully guaranteed by the United States Government.


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         8.   Purchase any securities if such purchase would
    cause the Corporation to own, at the time of purchase, more than 10% of the outstanding stock or securities, or both, of any one corporation, other than securities issued, created or fully guaranteed by the United States.

         B. To issue and sell its shares in such amounts, on such terms and conditions for such purposes and for such consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

         C. To acquire, through purchase, exchange, or otherwise, hold, dispose of, transfer, reissue or cancel its own shares in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation without the vote or consent of the holders of any class of stock of the Corporation.

         D. To have one or more offices within or without the State of Maryland, to carry on all or any of its operations, and to conduct its business, so far as permitted by law, in any and all states, territories, dependencies and colonies of the United States, its possessions, and in the District of Columbia and in foreign countries.

         E. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for, or in connection with, or incidental to, the accomplishment, carrying out or attainment of all or any of the foregoing purposes and objects.

         The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, except if otherwise expressly provided, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation but shall be regarded as independent objects, purposes and powers, and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

         FOURTH: A. The total number of shares which the Corporation has authority to issue is 300 million (300,000,000) shares of capital stock of the par value of twelve and one-half cents ($.125) each consisting of 150 million (150,000,000) shares designated "Class A Common Stock" and 150 million (150,000,000) shares designated "Class B Common Stock," having an aggregate par


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value of $37,500,000.  The shares of the Corporation's capital stock issued and outstanding at the effective time of the amendment adding this provision are hereby reclassified as "Class A Common Stock."

         B. As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset value, the liquidating value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

         C. All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Common A Common Stock into which shares of Class B Common Stock have been converted, shall irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be jointly invested in the same investment portfolio of the Corporation. Income or gain from investments by the Corporation will be allocated to each class based on the net asset value of each class. The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

         D. In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's


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stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

         E. No holder of shares shall have any preferential, preemptive, or other right to subscribe for or purchase any securities of the Corporation other than such rights, if any, as the Board of Directors may from time to time determine to offer to holders of shares at the time outstanding.

         F. Except as otherwise provided by law, each stockholder shall be entitled to one vote for each share. The holders of the Class A Common Stock shall have (1) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the
Class A Common Stock and (2) no voting rights with respect to provisions of any Plan applicable to the Class B Common Stock. The holders of the Class B Common Stock shall have (i) exclusive rights with respect to provisions of any Plan adopted by the Corporation applicable to the Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock.

         G. The minimum amount of capital with which the Corporation will commence business is one thousand dollars
($1,000).

         FIFTH: The number of directors of the Corporation shall be three (3), which number may be increased or decreased from time to time pursuant to the by-laws of the Corporation or in the manner provided therein but shall not be less than three.

         SIXTH:  The Corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and



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regulating the powers of the Corporation, the directors and the stockholders:

         A. Directors need not be stockholders nor residents of Maryland. Elections of directors need not be by ballot, unless the by-laws so require.

         B. The Board of Directors shall have the entire management and control of the property, business and affairs of the Corporation, and is hereby vested with all the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

         1. To make, alter, amend or repeal from time to time by-laws of the Corporation, but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting or special meeting, provided that notice of the substance of such proposed alteration, amendment or repeal is included in the notice of such meeting.

         2. To authorize the purchase, pursuant to paragraphs D and E of this Article, of shares of the Corporation, upon tender thereof by the holder or holders thereof or otherwise, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

         3. To determine, in accordance with accepted accounting practice, what constitutes annual or other net profits, net assets (as defined herein) and the asset value and liquidating value (as defined herein) of the shares of the Corporation; from time to time to fix and vary the amount to be reserved as working capital; to set apart out of any surplus of the Corporation such reserves in such amounts and for such proper purposes as it shall determine and to abolish any such reserves or any part thereof; to determine the matters mentioned in paragraph D of the definition of asset and liquidating value, contained in Article Ninth hereof, with the force and effect provided by said paragraph; and to determine, from time to time, the withdrawal charge, if any, to be imposed on the purchase of its shares, pursuant to paragraph D of this Article. Such withdrawal charge shall not be in excess of the estimated expense to the Corporation in connection with such purchases and, in any event, shall not exceed 1% of the purchase price, apart from such charge.



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         4.   By resolution or resolutions, passed by a majority
    of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by the General Laws of the State of Maryland, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Whenever in these Articles of Incorporation it is provided that any action may be taken or omitted by the Board of Directors, the term "Board of Directors" shall be deemed to mean the Board of Directors or any duly authorized committee thereof designated as herein provided.

         5. To authorize the issue or sale of shares of the Corporation, including treasury shares, from time to time as follows:

              a. One hundred (100) shares for a consideration, per share, to the Corporation, of ten dollars ($10), at any time after the incorporation of the Corporation, to provide the minimum amount of capital with which the Corporation will commence business. All shares issued pursuant to the foregoing authorization shall constitute the initial issue.

              b. After the initial issue, any and all its shares for a consideration, per share, to the Corporation not less than the asset value, per share, of the outstanding shares of the Corporation. Such asset value shall be computed as of any time on the same day as, on the business day preceding, or on the second business day preceding, such issue or sale, as may be determined by the Board of Directors in respect of the issue or sale covered by such determination.

              c. All shares issued in accordance with the provisions of this paragraph 5, for which the full consideration shall have been paid, shall be fully paid and non-assessable.

         6. To distribute dividends in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine, but, except for dividends payable in shares of the Corporation and liquidating dividends, whether in complete or partial liquidation, only from (a) net profits or (b) earned surplus, including, for the purposes of this paragraph, surplus


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    arising from net realized gains from the sale or other
    disposition of assets (and any such surplus arising in any year shall be available for dividends notwithstanding that for the preceding year or years the Corporation may have realized a net loss from the sale or other disposition of assets), or (c) any other source legally available for the purpose to the extent of the accumulated undistributed net aggregate of that part of the consideration received by the Corporation for the issuance or sale of shares less that part of the consideration paid by the Corporation on the redemption or repurchase of shares which represents, in effect, the net amount available for dividends pursuant to this paragraph included among the assets of the Corporation in computing the sale price and the repurchase price of its shares so issued or sold or redeemed or repurchased. There shall accompany any dividend representing in whole or in part any realized gains from the sale or other disposition of assets a statement of the amount per share of such gains included in such dividends. Dividends with respect to the Class A Common Stock and the Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors and such dividends may vary as between such classes to reflect differing allocations of the expenses of the Corporation between the holders of the Class A Common Stock and the holders of the Class B Common Stock and any resultant differences between the net asset value of the Class A Common Stock and the net asset value of the Class B Common Stock to such extent and for such purposes as the Board of Directors may deem appropriate.

         7. To authorize the execution, even though some or all of the directors and officers of the Corporation are directors, officers, employees, stockholders or otherwise interested in the person or persons with whom the Corporation contracts, of a contract or contracts, which may be exclusive contracts, providing:

              a. For the management and supervision of its affairs by a Manager in return for a quarterly payment of an amount not greater than .1375 of 1% of the average (fixed as provided in such contract or contracts but based only on business days) net assets of the Corporation for such quarter, less the amount of any compensation paid or payable by the Corporation to its officers for such quarter.

              b.   For the distribution of its shares by a
         Distributor and for a discount, concession or commission to be paid or allowed by the Corporation to the Distributor in connection with such distribution, provided, however, that the consideration per share to


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         be received by the Corporation, after deduction of any
         such discount, concession or commission, shall not be less than the consideration for which shares of the Corporation may be issued or sold pursuant to paragraph 5 of this paragraph B. The distribution contract or contracts shall provide, in substance, that the Distributor is to pay, or reimburse the Corporation for, all expenses of qualifying shares of the Corporation for sale under the Blue Sky laws of any state (except expenses of any action by the Corporation relating to its Articles of Incorporation or other matters in which the Corporation has a direct concern), and expenses of preparing, printing and distributing advertising and sales literature (apart from expenses of registering shares under the Securities Act of 1933 and the Investment Company Act of 1940 and the preparation and printing of Prospectuses and reports as required by said Acts and the direct expenses of the issue of shares, except that the Distributor will pay the cost of the preparation and printing of Prospectuses and shareholders' reports used by it and by others in the sale of the Corporation's shares to the extent such cost is not paid by others).

              In the absence of willful misconduct or fraud, no director or officer of the Corporation, whether or not a director, officer, employee or stockholder of or otherwise interested in a person with whom any such contract shall be made by the Corporation, shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by the Corporation under any such contract, or be accountable for any gains or profits realized thereon, and the shares of the Corporation are issued and sold on the foregoing condition and understanding evidenced by acceptance of certificates therefor.

         8. To determine in their discretion the manner and purposes of the allocation of brokerage commissions to be paid by the Corporation and the selection of the brokers and dealers that shall receive or share directly or indirectly in any such commissions and the basis of such receiving or sharing therein, including, but not limited to, sales of shares of the Corporation and any other funds having the same investment adviser and statistical and other information and wire and other services provided to the Corporation or the Manager.

         C. The directors of the Corporation may receive compensation for their services.



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         D.   The holders of shares of the Corporation shall be
entitled on any business day upon request, accompanied by surrender of the certificates for any or all such shares, to cause the shares so surrendered to be purchased by the Corporation, subject to the General Laws of the State of Maryland and to such reasonable regulations, not inconsistent with the provisions of these Articles of Incorporation, as may be adopted from time to time by the Board of Directors. Such purchases shall be made and the purchase price determined and paid as follows:


         1. There shall be tendered to the Corporation or to a custodian of the Corporation, designated for the purpose, during such usual business hours on a business day as the Board of Directors may designate:

              a. The certificates representing the shares to be purchased, in form for transfer to the Corporation or in blank, as the Corporation may request, together with such proof of the authenticity of signatures as may be required by the Corporation and proper transfer tax stamps, and

              b. A request for the repurchase of such shares in form acceptable to the Corporation. Such tender shall be irrevocable and the Corporation or a custodian of the Corporation, designated for the purpose, as the case may be, shall be required to receive and accept the documents specified above and to purchase the shares so tendered as of a time immediately after the time for the computation of the liquidating value of such shares, as set forth in paragraph 2 of this paragraph D (hereinafter sometimes referred to as the time of purchase).

         2. The purchase price, per share, to be paid by the Corporation shall be the liquidating value, per share, of the shares to be purchased less such withdrawal charge, if any, as may be fixed by the Board of Directors pursuant to
    paragraph 3 of paragraph B of this Article Eighth.   The
    proceeds of the redemption of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption. Such liquidating value, per share, shall be computed as of the time for closing of the New York Stock Exchange or such other time or times as may be established by the Board of Directors in its absolute discretion. Such price, per share, if resulting in a fraction of a cent, shall be adjusted to the next lower whole cent.


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         3.   Payment of the purchase price by the Corporation
    shall be made in cash within a reasonable time as provided by law after a proper tender, pursuant to paragraph 1 of this paragraph D, except that any payment, at the option of the Corporation, may be made in whole or in part in kind if, in the judgment of the Board of Directors of the Corporation (based on the closing of the New York Stock Exchange, the happening of any event usually recognized as force majeure, or the inability for any reason at any time prior to actual payment to liquidate securities in orderly fashion) payment in cash would be prejudicial to the best interests of the remaining stockholders. In making any such payment in whole or in part in kind the Corporation shall, as nearly as may be practicable, deliver a cross section of its portfolio. The value of any part of such payment to be made in kind shall be determined as provided in paragraph C of the definition of asset and liquidating value contained in Article Ninth hereof and any determination by or pursuant to the direction of the Board of Directors of the Corporation in respect thereof shall be binding pursuant to paragraph D of such definition. Delivery of the securities included in any payment in kind shall be made as promptly as any necessary transfers on the books of the several corporations whose securities are to be delivered may be made.

         4. The right of the former holder of shares to receive dividends thereon and all other rights of such former holder with respect to such shares shall forthwith cease and terminate from and after the time of purchase of such shares, except the right of such former holder to receive, in cash or in kind or partly in cash and partly in kind, the purchase price of such shares from the Corporation or, if such purchase price has been deposited with a custodian of the Corporation in trust for such holder and notice thereof has been mailed to him, at his address as the same appears on the books of the Corporation, from such custodian.

         E. The Board of Directors is hereby empowered to authorize the purchase of shares of the Corporation in the open market or otherwise at prices not in excess of their asset value, determined by the asset value used at the time such shares are purchased in the calculation of the retail offering price of shares of the Corporation, and to take all other steps deemed necessary or advisable in connection therewith.

         F. The holders of shares of the Corporation shall have the right to inspect the records, documents, accounts and books of the Corporation, subject to such reasonable restrictions, not contrary to Maryland law, as may be imposed by the Board of Directors of the Corporation with respect to whether and to what



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

extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

         G. The Corporation shall have as custodian or custodians one or more trust companies or national banks of good standing, each having a capital, surplus and undivided profits aggregating not less than two million, five hundred thousand dollars ($2,500,000) and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation or any such custodian or custodians may deposit the securities of the Corporation in one or more securities depositories to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

         1. The custodian shall not surrender possession of any assets held for account of the Corporation to the Corporation.

         2. The custodian shall not surrender possession of or pay out any money held for account of the Corporation except in the following cases:

              a. Upon the purchase of securities or other property by or for account of the Corporation and the delivery of such securities or other property to the custodian;

              b. In connection with the conversion, exercise, exchange, or surrender of securities held for account of the Corporation pursuant to provisions for conversion or, in the case of warrants, rights or similar securities, for exercise, contained in such securities or pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of securities of the issuer of securities so held, provided in any such case the new securities and cash, if any, to be received are to be delivered to the custodian;

              c. For repurchase or redemption of capital stock issued by the Corporation;

              d. In payment of a dividend on capital stock of the Corporation;

              e.   For redeposit with a subcustodian;

              f. In payment of any expense or liability of the Corporation incurred in connection with the management or operation of the assets or business of the


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

         Corporation or in making any disbursement authorized by the Corporation; and

              g.   As provided in paragraph 6 of this
         paragraph G.

         3. The custodian shall not surrender possession of any securities or property, other than money, held for account of the Corporation except in the following cases:

              a. Upon sale of any such securities or other property for account of the Corporation and receipt of payment therefor;

              b. To the issuer of securities so held or to an agent of such issuer after such securities have been called, redeemed, retired or otherwise become payable, provided in any such case the proceeds to be received are to be delivered to the custodian;

              c. To the issuer of securities so held or to an agent of such issuer for transfer into the name of the Corporation or of the custodian or of a nominee for the Corporation or the custodian, or for exchange for definitive securities, or for exchange for securities in different denominations, provided in any such case the securities to be received are to be delivered to the custodian;

              d. To the broker selling such securities for examination in accordance with the "street delivery" custom;

              e. In connection with the conversion, exercise, exchange or surrender of securities held for account of the Corporation pursuant to provision for conversion or, in the case of warrants, rights or similar securities, for exercise contained in such securities or pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of securities of the issuer of securities so held, provided in any such case the new securities and cash, if any, to be received are to be delivered to the custodian;

              f. The delivery of securities or other property held by the Corporation in redemption in kind, in whole or in part, of shares of capital stock issued by the Corporation;





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

              g. The delivery in payment of a dividend, in whole or in part on shares of capital stock of the Corporation; and

              h.   As provided in paragraph 6 of this
         paragraph G.

         4. The custodian shall make payment in cash or delivery of securities as provided in paragraph 2 and 3 of this paragraph G only upon the following conditions:

              a. The custodian, without specific direction of the Corporation, may surrender securities upon the payment thereof, may surrender interim receipts for securities or temporary securities to be replaced by permanent securities and may effect such exchanges of securities as may be required by reason of there having occurred a change in par value or reclassification of any securities held for account of the Corporation or a merger, consolidation, recapitalization, reorganization or readjustment of securities of the issuer of any such securities, or any combination of the foregoing.

              b. In all other cases, only as directed from time to time in writing signed in the name of the Corporation by two of its officers.

         5. The custodian shall be entitled to reimbursement of all of its expenses for acting as custodian, including transfer and other taxes and counsel fees, and to payment of such reasonable compensation as may be mutually agreed by the Corporation and the custodian.

         6. Any custodian agreement may be terminated at any time by the Corporation by written instrument signed by a majority of the whole Board of Directors of the Corporation and delivered to the custodian. Upon any such termination the custodian shall deliver the assets held by it for account of the Corporation only:

              a. To a successor custodian appointed as such by the Corporation; or

              b.   If the Corporation has not appointed a
         successor custodian by the time fixed for termination of the custodian agreement, to a successor custodian designated by the custodian; or

              c.   In accordance with instructions of the
         Corporation authorized by the stockholders of the Corporation, provided that if such instructions require delivery other than to a successor custodian, such stockholders shall have considered whether the Corporation shall be liquidated or shall function without a custodian.

         The Corporation may also have such transfer agents and registrars for its shares as the Board of Directors shall from time to time determine. Subject to the foregoing provisions of this paragraph G, the Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities and compensation of any such custodian, transfer agent or registrar.

         H. Any vote authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine the value of assets and may divide, or authorize the Board of Directors to divide, such assets among the stockholders in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution.

         I. The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any shares of the Corporation of any class now or hereafter authorized by classification, reclassification or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety, or substantially as an entirety, with or without its good-will and franchise, and to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law; provided, however, that no such amendment, excepting any amendment or amendments increasing or decreasing the total number of shares, of the class referred to in Article Fourth hereof, which the Corporation shall have authority to issue, shall become effective unless notice of its adoption by the stockholders of the Corporation shall have been mailed to each stockholder of the Corporation who shall have been entitled to vote and who shall have failed to vote or shall have voted in the negative upon the question of its adoption, at his address as the same appears on the books of the Corporation, and until at least ten days after such mailing. Nothing contained in this subdivision shall be deemed to limit or restrict the Corporation in the full and proper use and enjoyment of its purposes, objects and powers, or otherwise, as now or hereafter set forth in these Articles of Incorporation or any amendment hereof hereafter in force, or as now or hereafter authorized or permitted by law. All holders of shares of the Corporation by acceptance of the certificate or certificates representing their shares agree that all rights to which such shares entitle them are subject to the foregoing provisions of this sub-division and all other provisions of these Articles of Incorporation from the time of the issuance thereof.

         J. The books of account of the Corporation shall be examined by an independent firm of public accountants as of the close of each fiscal year and such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to stockholders based upon such annual examination shall show the assets and liabilities of the Corporation, its income and expenses, the asset value of its outstanding shares, the securities in which the funds of the Corporation are then invested and such other matters as the Board of Directors shall determine. A copy of such report shall be mailed to each stockholder of the Corporation, of record on such date as determined by or pursuant to the direction or authorization of the Board of Directors, at his address as the same appears on the books of the Corporation.

         K. 1. Each share of the Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the date that is the first Corporation business day in the month following the month in which the eighth anniversary date of the date of issuance of the share falls (the "Conversion Date").

         2. Each share of Class B Common Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph 1 hereof bears to the total number of shares of the Class B Common Stock of the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

         3. The number of shares of the Class A Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraphs 1 and 2 hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof on the Conversion Date.

         4. On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Class A Common Stock resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         NINTH: As used in these Articles of Incorporation, the following terms shall have the following meanings:

         "Security" shall include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, coupon, scrip, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, transferable share, voting trust certificate, certificate of deposit for a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

         "Person" shall mean a natural person, corporation, joint stock company, association, partnership, trust or syndicate.

         "Interested person" shall mean a person with whom the Corporation has any contract providing for the general distribution of securities issued by the Corporation; a person with whom the Corporation has any contract providing for the rendering by such person to the Corporation of management or advisory service for compensation; a person who is a director or officer of the Corporation and a person of whom a partner or of which a director or officer is a director or officer of the Corporation.

         "Net assets" shall mean the aggregate asset value of the shares of the Corporation, excluding brokerage, stamp taxes and odd-lot premiums, if any.

         "Asset value" and "liquidating value" of any shares of the Corporation outstanding (exclusive of treasury stock) shall be determined, by or pursuant to the direction of the Board of Directors, in accordance with the following paragraphs A to D inclusive.

         A. Asset value of each share of a class of the capital stock of the Corporation shall be determined by dividing:

         1. The total value of the assets belonging to that class determined as provided in paragraph C below (except that there may be added to the market value of all securities listed or traded in on any exchange, if the Board of Directors so determines, brokerage, stamp taxes and odd-lot premiums at, or substantially at, the rates which would be applicable if such securities were being presently purchased), less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with accepted accounting practice, all debts, obligations and liabilities belonging to that class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued, unmatured or contingent, including the estimated accrued expense of management and supervision, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise) but excluding the Corporation's liability upon its shares and its surplus, by

         2. The total number of shares of that class outstanding (shares sold by the Corporation whether or not paid for being treated as outstanding and shares purchased by the Corporation whether or not paid for and treasury shares being treated as not outstanding).

         B. Liquidating value shall be determined in the same manner as asset value, expect that there shall be excluded the brokerage, stamp taxes and odd-lot premiums, if any, included in the computation of asset value and there may be deducted from the market value of all securities listed or traded in on any exchange, if the Board of Directors so determines, brokerage, stamp taxes and odd-lot premiums at, or substantially at, the rates which would be applicable if such securities were being presently sold.

         C. In determining for the purposes of these Articles of Incorporation the total value of the assets of the Corporation at any time, securities shall be taken at their market value and all other assets at fair value, determined as follows:

         1. The market value of each security which shall be listed or traded on the New York Stock Exchange or the American Stock Exchange shall be determined by the price of the last-reported sale of such security, ascertained by any method which may be selected by or under the direction of the Board of Directors, on either of said exchanges on the date as of which such market value is being determined. In case there shall be no such sale of such security on such date, then such market value shall be fixed by or pursuant to the authorization of the Board of Directors, but not less than the last bid price nor more than the last asked price, if any, on either of said exchanges for such security on such date, so ascertained.

         2. The market value of each security which shall not be listed or traded in on the New York Stock Exchange or the American Stock Exchange shall be determined by any quotation or method approved by or pursuant to the direction of the Board of Directors.

         3. Dividends declared but not yet received and rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included at the fair value thereof as determined by or pursuant to the direction of the Board of Directors which may, but need not be, the fair value so determined on the day the particular securities are first quoted ex-dividend or ex-rights.

         4. The fair value of any other assets of the Corporation (or the value of any of the assets mentioned in 1,2, or 3 in situations not covered thereby or in the event of the closing of the New York Stock Exchange or any other happening determined by the Board of Directors in their discretion to make other methods of valuation advisable) shall be determined in accordance with accepted accounting practice in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

         D. Any determination made in good faith and, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges

(whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation, as to the market value of any security or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate securities in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the Corporation in payment for any such shares, as to the method of payment for any such shares repurchased, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding evidenced by acceptance of certificates for such shares, that any and all determinations shall be binding as aforesaid.

         TENTH: Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

         III.  The provisions set forth in these Articles of

Restatement constitute all of the provisions of the Charter of the Corporation currently in effect.

         IV.  The restatement of the Charter of the Corporation

has been approved by a majority of the entire board of directors.

The Corporation has eight directors currently in office.  These directors are David H. Dievler, Ruth Block, John D. Carifa,

General Andrew J. Goodpaster, Dr. James M. Hester, Hon. James D.

Hodgson, Clifford L. Michel and Rear Admiral Chester W. Nimitz,

Jr.

         V.  The Charter is not amended by these Articles of

Restatement.

         VI.  The current address of the principal office of the

Corporation and the name and address of the current resident agent of the Corporation are as set forth in the Charter as

reported.

         IN WITNESS WHEREOF, The Alliance Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 6, 1991.

                             THE ALLIANCE FUND, INC.


                             By: /s/ David H. Dievler
                                ______________________
                                  David H. Dievler
                                  President



Attested:


         [seal]




/s/ Mary A. Barry
______________________
Mary A. Barry
Secretary


         THE UNDERSIGNED, the President of The Alliance Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Restatement, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof of said Articles of Restatement are true in all material respects, under the penalties of perjury.


                          /s/ David H. Dievler
                          _________________________
                          David H. Dievler
                          President










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00250430.AB6